Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-158220 and No. 333-240022) of DaVita Inc. of our report dated June 17, 2026, relating to the financial statements and supplementary information of the DaVita Retirement Savings Plan (the "Plan"), appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Everett, Washington
June 17, 2026